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                                                                    Exhibit 99.1


                                                                       EXHIBIT 1
                                                                       ---------

         Set forth below is the name, position and present principal occupation of each of the general partners of Warburg, Pincus & Co. ("WP") and members of Warburg, Pincus LLC ("WP LLC"). The sole general partner of Warburg, Pincus Equity Partners, L.P. ("WPEP") is WP. WPEP, WP, and WP LLC are hereinafter collectively referred to as the "Reporting Entities". Except as otherwise indicated, the business address of each of such persons is 466 Lexington Avenue, New York, New York 10017, and each of such persons is a citizen of the United States.

                             GENERAL PARTNERS OF WP

                                 PRESENT PRINCIPAL OCCUPATION IN ADDITION

                                    TO POSITION WITH WP, AND POSITIONS

            NAME                       WITH THE REPORTING ENTITIES
Joel Ackerman              Partner of WP; Member and Managing Director of WP LLC

Scott A. Arenare           Partner of WP; Member and Managing Director of WP LLC

Gregory Back               Partner of WP; Member and Managing Director of WP LLC

David Barr                 Partner of WP; Member and Managing Director of WP LLC

Larry Bettino              Partner of WP; Member and Managing Director of WP LLC

Harold Brown               Partner of WP; Member and Managing Director of WP LLC

Sean D. Carney             Partner of WP; Member and Managing Director of WP LLC

Samantha C. Chen           Partner of WP; Member and Managing Director of WP LLC

Mark Colodny               Partner of WP; Member and Managing Director of WP LLC

Timothy J. Curt            Partner of WP; Member and Managing Director of WP LLC

W. Bowman Cutter           Partner of WP; Member and Managing Director of WP LLC

Cary J. Davis              Partner of WP; Member and Managing Director of WP LLC


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Stephen Distler            Partner of WP; Member and Managing Director of WP LLC

Stewart K. P. Gross        Partner of WP; Member and Senior Managing Director of WP LLC

Patrick T. Hackett         Partner of WP; Member and Managing Director of WP LLC

Jeffrey A. Harris          Partner of WP; Member and Senior Managing Director of WP LLC

William H. Janeway         Partner of WP; Member and Vice Chairman of WP LLC

Peter R. Kagan             Partner of WP; Member and Managing Director of WP LLC

Charles R. Kaye            Partner of WP; Member and Executive Managing Director of WP LLC

Henry Kressel              Partner of WP; Member and Senior Managing Director of WP LLC

Joseph P. Landy            Partner of WP; Member and Executive Managing Director of WP LLC

Sidney Lapidus             Partner of WP; Member and Managing Director of WP LLC

Kewsong Lee                Partner of WP; Member and Managing Director of WP LLC

Jonathan S. Leff           Partner of WP; Member and Managing Director of WP LLC

Reuben S. Leibowitz        Partner of WP; Member and Managing Director of WP LLC

David E. Libowitz          Partner of WP; Member and Managing Director of WP LLC

Nancy Martin               Partner of WP; Member and Managing Director of WP LLC

Edward J. McKinley         Partner of WP; Member and Managing Director of WP LLC

Rodman W. Moorhead III     Partner of WP; Member and Managing Director of WP LLC

James Neary                Partner of WP; Member and Managing Director of WP LLC

Howard H. Newman           Partner of WP; Member and Vice Chairman of WP LLC

Gary D. Nusbaum            Partner of WP; Member and Managing Director of WP LLC

Dalip Pathak               Partner of WP; Member and Managing Director of WP LLC

Lionel I. Pincus           Managing Partner of WP; Managing Member, Chairman and Chief
                           Executive Officer of WP LLC


                                       -2-
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Stan Raatz                 Partner of WP; Member and Managing Director of WP LLC

John D. Santoleri          Partner of WP; Member and Managing Director of WP LLC

Steven G. Schneider        Partner of WP; Member and Managing Director of WP LLC

Barry Taylor               Partner of WP; Member and Managing Director of WP LLC

Wayne W. Tsou              Partner of WP; Member and Managing Director of WP LLC

John L. Vogelstein         Partner of WP; Member and President of WP LLC

Elizabeth H. Weatherman    Partner of WP; Member and Managing Director of WP LLC

David Wenstrup             Partner of WP; Member and Managing Director of WP LLC

Rosanne Zimmerman          Partner of WP; Member and Managing Director of WP LLC

Pincus & Co.*

NL & Co.**


* New York limited partnership; primary activity is ownership interest in WP and WP LLC

** New York limited partnership; primary activity is ownership interest in WP.

                                      -3-
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                                MEMBERS OF WP LLC
                                -----------------

                                 PRESENT PRINCIPAL OCCUPATION IN ADDITION

                                  TO POSITION WITH WP LLC, AND POSITIONS

               NAME                    WITH THE REPORTING ENTITIES

Joel Ackerman              Member and Managing Director of WP LLC; Partner of WP

Scott A. Arenare           Member and Managing Director of WP LLC; Partner of WP

Gregory Back               Member and Managing Director of WP LLC; Partner of WP

David Barr                 Member and Managing Director of WP LLC; Partner of WP

Larry Bettino              Member and Managing Director of WP LLC, Partner of WP

Frank M. Brochin (1)       Member and Managing Director of WP LLC

Harold Brown               Member and Managing Director of WP LLC; Partner of WP

Sean D. Carney             Member and Managing Director of WP LLC; Partner of WP

Samantha C. Chen           Member and Managing Director of WP LLC; Partner of WP

Mark Colodny               Member and Managing Director of WP LLC; Partner of WP

Timothy J. Curt            Member and Managing Director of WP LLC; Partner of WP

W. Bowman Cutter           Member and Managing Director of WP LLC; Partner of WP

Cary J. Davis              Member and Managing Director of WP LLC; Partner of WP

Stephen Distler            Member and Managing Director of WP LLC; Partner of WP

Tetsuya Fukagawa (2)       Member and Managing Director of WP LLC

Makoto Fukuhara (2)        Member and Managing Director of WP LLC

Stewart K. P. Gross        Member and Senior Managing Director of WP LLC; Partner of WP

Alf Grunwald (3)           Member and Managing Director of WP LLC

Patrick T. Hackett         Member and Managing Director of WP LLC; Partner of WP

Jeffrey A. Harris          Member and Senior Managing Director of WP LLC; Partner of WP


                                      -4-
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Sung-Jin Hwang (4)         Member and Managing Director of WP LLC

Roberto Italia (5)         Member and Managing Director of WP LLC

William H. Janeway         Member and Vice Chairman of WP LLC; Partner of WP

Peter R. Kagan             Member and Managing Director of WP LLC; Partner of WP

Charles R. Kaye            Member and Executive Managing Director of WP LLC; Partner of WP

Rajesh Khanna (6)          Member and Managing Director of WP LLC

Henry Kressel              Member and Senior Managing Director of WP LLC; Partner of WP

Rajiv B. Lall (6)          Member and Managing Director of WP LLC

Joseph P. Landy            Member and Executive Managing Director of WP LLC; Partner of WP

Sidney Lapidus             Member and Managing Director of WP LLC; Partner of WP

Kewsong Lee                Member and Managing Director of WP LLC; Partner of WP

Jonathan S. Leff           Member and Managing Director of WP LLC; Partner of WP

Reuben S. Leibowitz        Member and Managing Director of WP LLC; Partner of WP

David E. Libowitz          Member and Managing Director of WP LLC; Partner of WP

Nicholas J. Lowcock (7)    Member and Managing Director of WP LLC

John W. MacIntosh (8)      Member and Managing Director of WP LLC

Nancy Martin               Member and Managing Director of WP LLC; Partner of WP

Edward J. McKinley         Member and Managing Director of WP LLC; Partner of WP

Rodman W. Moorhead III     Member and Managing Director of WP LLC; Partner of WP

James Neary                Member and Managing Director of WP LLC; Partner of WP

Howard H. Newman           Member and Vice Chairman of WP LLC; Partner of WP

Gary D. Nusbaum            Member and Managing Director of WP LLC; Partner of WP

Dalip Pathak               Member and Managing Director of WP LLC; Partner of WP


                                      -5-


Lionel I. Pincus           Managing Member, Chairman and Chief Executive Officer of WP
                           LLC; Managing Partner of WP

Pulak Chandan Prasad (6)   Member and Managing Director of WP LLC

Stan Raatz                 Member and Managing Director of WP LLC; Partner of WP

John D. Santoleri          Member and Managing Director of WP LLC; Partner of WP

Steven G. Schneider        Member and Managing Director of WP LLC; Partner of WP

Joseph C. Schull (8)       Member and Managing Director of WP LLC

Melchior Stahl (3)         Member and Managing Director of WP LLC

Chang Q. Sun (9)           Member and Managing Director of WP LLC

Barry Taylor               Member and Managing Director of WP LLC, Partner of WP

Wayne W. Tsou              Member and Managing Director of WP LLC, Partner of WP

John L. Vogelstein         Member and President of WP LLC; Partner of WP

Elizabeth H. Weatherman    Member and Managing Director of WP LLC; Partner of WP

David Wenstrup             Member and Managing Director of WP LLC; Partner of WP

Jeremy S. Young (7)        Member and Managing Director of WP LLC

Rosanne Zimmerman          Member and Managing Director of WP LLC; Partner of WP

Pincus & Co.*

(1) Citizen of France
(2) Citizen of Japan
(3) Citizen of Germany
(4) Citizen of Korea
(5) Citizen of Italy
(6) Citizen of India
(7) Citizen of United Kingdom
(8) Citizen of Canada
(9) Citizen of China

* New York limited partnership; primary activity is ownership interest in WP and WP LLC

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